PIONEER COMMERCIAL FUNDING CORP.

                          COMMON STOCK PURCHASE OPTION



               Option (the "Option") dated as of the 16th day of August, 1996, from Pioneer Commercial Funding Corp., a New York corporation (the "Company"), to United Mizrahi Bank and Trust Company (the "Holder"), or its assigns (who, upon recordation of the transfer of ownership of this Option on the records of the Company maintained for such purpose, shall be deemed to be the "Holder" or the "Holders").

               WHEREAS, pursuant to a certain agreement of even date herewith between the Company and the Holder (the "Agreement"), the Company desires to afford the Holder an opportunity to purchase shares of the Company's $.01 par value common stock (the "Common Stock"), subject to the terms and conditions set forth herein.

               NOW, THEREFORE, for good and valuable consideration, the Company hereby agrees as follows:

               1. Grant of Option. The Company hereby grants to the Holder the right and option to purchase up to an aggregate of 41,271 shares of Common Stock (the "Option Shares"), subject to adjustment as provided for herein.

               2. Purchase Price;. The purchase price of the shares of Common Stock covered by this Option shall be $5.50 per share (the "Initial Exercise Price"), subject to adjustment (such price as so adjusted from time to time referred to herein as the "Purchase Price") as provided for herein.

               3. Term of Option; Vesting; Termination; Transferability. The term of this Option shall be for a period of five years commencing on the date first above written (the "Exercise Period"). Until the first anniversary of the date first above written, the Holder shall not be entitled to purchase any Option Shares hereunder. This Option shall vest at the rate of 10,318 Option Shares per annum on the first, second and third anniversaries of the date first above written. On the fourth anniversary of the date first above written, this Option shall vest with respect to 10,317 Option Shares. Anything herein contained to the contrary notwithstanding, if, at any time during the term of this Option, the Revolving Line of Credit and Security Agreement dated as of May 25, 1993 and executed by the Holder and the Company, as amended, modified and/or superseded from time to time thereafter, shall be terminated, canceled or not renewed for any reason, the term of this Option shall thereupon be deemed to have expired, and the then unexercised and/or unvested portion of this Option shall thereupon be canceled



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and shall be thereafter unenforceable. Subject to the conditions and limitations set forth in Section 9 hereof, the Holder shall be entitled to sell, assign or otherwise transfer ownership of this Option at any time during, but not after, the Exercise Period.

               4. Reservation of Shares. At all times during the Exercise Period there shall be reserved for issuance and/or delivery upon exercise of this Option such number of shares of Common Stock as shall be required for issuance and delivery in connection therewith.

               5. Exercise of Option. This Option may be exercised in whole at any time during the Exercise Period or in part from time to time during such period by executing and delivering a notice of exercise in the form attached hereto as Exhibit A. Such notice shall be accompanied by payment of the full purchase price of such shares by certified or bank check payable to the order of the Company.

               6. Exchange, Transfer, Assignment or Loss of Option. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other options (collectively, the "Options") of different denominations entitling the Holder thereof to purchase in the aggregate, upon the same terms, and subject to the same conditions set forth, in this Option, the same number of shares of Common Stock purchasable hereunder. Subject to the provisions of Section 9 of this Option, upon surrender of this Option to the Company with the Assignment Form (annexed hereto as Exhibit B) duly executed, the Company, at its sole expense, shall execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be cancelled. This Option may be divided or combined with other Options upon presentation hereof and thereof at the office of the Company together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any Option into which this Option may be divided or exchanged. Upon receipt by the Company of an affidavit executed by the Holder attesting to the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date.

               7. Rights before Issuance and Delivery of Shares. No Holder shall be entitled to the privileges of stock ownership in respect of any shares issued upon exercise of this Option, unless and until such shares of Common Stock have been issued to such Holder as fully paid and non-assessable shares.

               8.  Conditions  Upon  Issuance  of  Option  Shares;  Registration
Rights.



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                      (a)  Unregistered  Shares.  Neither  this  Option  nor the
Common Stock issuable upon exercise of this Option has been registered pursuant to a registration statement (a "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). Until such time as a Registration Statement pertaining to the Option Shares shall be declared effective by the Securities and Exchange Commission (the "Commission"), the Company shall not be required to issue any certificate for shares of Common Stock purchased upon the exercise of this Option unless, in connection with such exercise:

                             (i) The Holder  makes and  delivers  the  following
representations to the Company in writing:

                                    a)  The  Holder  is  purchasing  the  Option
Shares solely for its own account.

                                    1) The  Holder is an  "accredited  investor"
(as that term is defined in rule 501 of Regulation D under the Act). The Holder acknowledges that it has been given, or the person who exercises full investment discretion to act on the Holder's behalf has been given, the opportunity to ask questions and receive satisfactory answers concerning the purchase of Option Shares upon exercise of this Option, the operations and financial condition of the Company, and the accuracy of the information provided by the Company to the Holder or the person who exercises full investment discretion to act in the Holder's behalf.

                                    2)   The   Holder   has  no   intention   of
distributing or reselling the Option Shares or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States of America or any state securities laws, without prejudice, however, to the Holder's right at all times to sell or otherwise dispose of all or any part of the Option Shares pursuant to the above-mentioned registration thereof under the Securities Act and, if applicable, qualification under such state securities laws or under an exemption from such registration available under the Securities Act.

                                    3)  If  the   Holder   desires  to  sell  or
otherwise dispose of all or any part of the Option Shares (other than pursuant to an effective Registration Statement under the Securities Act or a sale or other disposition made pursuant to the Commission's Rule 144), if requested by the Company, the Holder will deliver to the Company, an opinion of counsel, reasonably satisfactory in form and substance to the Company and its counsel, that such exemption is available.

                             (ii) Upon original issuance thereof, and until such
time as the same is no longer required under the applicable requirements of the Securities Act, the certificates evidencing the Holder's ownership of the Option



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Shares (and all  certificates  for  securities  issued in  exchange  therefor or substitution thereof) shall bear the following legend:

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS."

                      (b) Piggyback Registration. If, at any time during the period of five years commencing on the date hereof, the Company proposes to register any of its shares of capital stock under the Securities Act (other than in connection with an initial public offering or other offering in which the underwriter thereof objects to the registration of option shares, a merger or pursuant to Form S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such Registration Statement, to the Holder of its intention to do so. If the Holder or, if there shall be more than one Holder, if the Holders holding a majority (as such term is defined in Section 8(f) hereof) of the Option Shares then issued and outstanding, notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any of the Option Shares in such proposed Registration Statement, the Company shall afford to each of such Holders the opportunity to have any such Option Shares registered under such Registration Statement.

         Notwithstanding the provisions of this Section 8(b), the Company shall have the right at any time after it shall have given written notice pursuant this Section (irrespective of whether a written request for inclusion of any Option Shares shall have been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.


                      (c) Covenants of the Company with Respect to Registration. In connection with any registration of Option Shares under Section 8(b) hereof, the Company covenants and agrees as follows:

                             (i) The Company  shall use its best efforts to file
a Registration Statement within sixty (60) days of receipt of any demand therefor, shall use its best efforts to have any Registration Statement declared effective at the earliest possible time, shall file such post-effective amendments thereto as may be necessary to maintain such effectiveness for a period of not less than nine months and shall furnish each Holder desiring to sell Option Shares, such number of prospectuses as shall reasonably be requested.



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                             (ii) The  Company  shall pay all  costs  (excluding
fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all Registration Statements filed pursuant to Section 8(b) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses.

                             (iii) The Company  will take all  necessary  action
which may be required in qualifying or registering the Option Shares included in a Registration Statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                             (iv) In the event that the Company becomes aware of
any untrue statement of a material fact, or of an omission to state a material fact that is required to be stated therein or that is necessary to make the statements contained therein not misleading in the light of the circumstances then existing, the Company will thereupon give notice to the Holder(s) of the Option Shares of such mistatement or omission. The Company also shall indemnify the Holder(s) of the Option Shares to be sold pursuant to any Registration Statement and each person, if any, who controls such Holder(s) within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such Registration Statement.

                      (d) The Company's obligations to file a Registration Statement pursuant to Section 8(b) hereof with respect to any of the Option Shares are expressly conditioned, in each instance, upon the Company's receipt from the Holder(s) of the Option Shares to be offered for sale pursuant to such Registration Statement, severally, and not jointly, of written agreements to indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such Holders for specific inclusion in such Registration Statement.

                      (e) The Company shall as soon as practicable after the effective date of such Registration Statement, and in any event within 15 months thereafter, issue an earnings statement (which need not be audited) complying with



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Section  11(a)  of the  Securities  Act and  covering  a  period  of at least 12 consecutive months beginning after the effective date of the Registration Statement.

                      (f) For purposes of this Agreement, the term "majority" in reference to the Holder or Holders of this Option and the Option Shares purchasable hereunder, shall mean any combination of issued and outstanding Option Shares and rights to purchase Option Shares which if exercised, would at the time in question equal or exceed 10,001 Option Shares

                9. Transfer to Comply with the Securities Act. Neither this Option nor the Option Shares issuable upon exercise of this Option may be sold, assigned, transferred or otherwise disposed of except as follows:

                      (a) To a person who, in the opinion of counsel for the Company, is a person to whom this Option or Option Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto, and then only against receipt of an agreement of such person setting forth the representations specified in Section 8(a) hereof, and such person's agreement to comply with the provisions of this Section 9 with respect to any resale or other disposition of such securities which agreement shall be reasonably satisfactory in form and substance to the Company and its counsel; or

                      (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition.

                10. Adjustment of Purchase Price. The Purchase Price shall be subject to adjustment from time to time during the Exercise Period as follows:

                      (a) If (and on each occasion that) the Company shall, at any time during the Exercise Period, issue or sell Additional Stock (as that term is defined in Section 10(b)(i) hereof) either without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to the issue or sale of such Additional Stock, then, and in any such event, the Purchase Price in effect immediately prior to such issue or sale shall be reduced, as of the opening of business on the date of such issue or sale, to a price determined by multiplying such Purchase Price in effect immediately prior to such issue or sale, by a fraction: (i) the numerator of which shall be equal to the sum of (A) the total number of shares of Common Stock issued and outstanding at the close of business on the day next preceding the date of such issue or sale, plus (B) the total number of shares of Common Stock which could be purchased at the aforesaid Purchase Price with the aggregate amount of the consideration (if any) received by the Company (or, without duplication, deemed to be received as provided in Sections 10(b)(iii) and



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10(b)(iv)  hereof) upon such issue or sale;  and (ii) the  denominator  of which shall be equal to the total number of shares of Common Stock issued and outstanding at the close of business on the date of such issue or sale (including any such shares deemed to have been issued or sold as provided in Sections 10(b)(iii) and 10(b)(iv) hereof).

                      (b) For the purposes of this Section 10 the following provisions shall also be applicable:

                             (i) The term Additional Stock shall mean any Common
Stock issued or sold, or deemed to have been issued or sold pursuant to Section 10(b)(iii) or Section 10(b)(iv) hereof, by the Company during the Exercise Period, other than Common Stock issued upon the exercise of this Option or upon exercise of any of the other Options, or upon the exercise of such other options as may be issued by the Company to the Initial Holder, (in each case) in whole or in part.

                             (ii) In determining  the number of shares of Common
Stock outstanding at any time, shares of Common Stock owned by the Company shall not be deemed to be outstanding.

                             (iii) In case the  Company,  at any time during the
Exercise Period, shall issue or sell any rights to subscribe for or to purchase, or grant any options for the purchase of, shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share at which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities, determined by dividing:

                                    1) the total  amount,  if any,  received  or
                receivable by the Company as consideration for the issuance of such rights or the granting of such options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof; by

                                    2) the  maximum  number  of shares of Common
                Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of the maximum number of such Convertible Securities issuable on the exercise of such rights or options;



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shall be less than the Purchase Price in effect  immediately  prior to the issue of such rights or the grant of such options, then the maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the maximum number of such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be issued or sold for such price per share; provided, however, that upon the expiration of such rights or options, and, in the case of options to purchase Convertible Securities, upon the expiration of the right to convert or exchange such Convertible Securities, the currently applicable Purchase Price in effect immediately prior to such expiration shall forthwith be adjusted to such Purchase Price as would have obtained had the adjustments made upon the issuance of such rights or the granting of such options been made upon the basis of the issuance of only the number of shares of Common Stock actually issued on the exercise of such rights or options or on the conversion or exchange of such Convertible Securities (or in the case of rights or options to purchase Convertible Securities, actually issued and at the time still issuable upon the conversion or exchange of the Convertible Securities actually issued), and upon the basis of only the consideration applicable thereto, and any shares issuable upon the exercise of such rights or options which have expired or upon the conversion or exchange of such Convertible Securities, the right to convert or exchange which has expired, shall not thereafter be deemed to be outstanding and the consideration applicable thereto shall not thereafter be deemed to have been received. If the said rights or options are issued or granted in conjunction with the sale of other securities of the Company, the part of the consideration allocable to the said rights and options, and the part of the consideration allocable to the said other securities, shall be determined in good faith by the Board of Directors of the Company.

                             (iv) In case the  Company,  at any time  during the
Exercise Period, shall issue or sell any Convertible Securities, whether or not the rights to convert or exchange are immediately exercisable, and the price per share at which shares of Common Stock are deliverable upon such conversion or exchange, determined by dividing:

                                    1) the total amount  received or  receivable
                by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration (if any) payable to the Company upon such conversion or exchange; by

                                    2) the  maximum  number  of shares of Common
                Stock issuable as of the date of issue of such Convertible Securities to effect the conversion or exchange of all such Convertible Securities;

shall be less than the Purchase Price in effect immediately prior to the time of such issue or sale, then such issue or sale shall be deemed to be an issue or sale (as of the



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date of issue or sale of such  Convertible  Securities) of the maximum number of shares of Common Stock necessary to be issued as of that date to effect the conversion or exchange of all such Convertible Securities, and the gross amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration (if any) payable to the Company upon such conversion or exchange, shall be deemed to be the consideration actually received (as of the date of the issue or sale of such Convertible Securities) for the issue or sale of such Common Stock; provided, however, that upon the termination of the right to convert or to exchange such Convertible Securities for Common Stock, the Purchase Price shall forthwith be adjusted to such Purchase Price which would have obtained had the adjustments made upon the issuance of such Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange thereof, and upon the basis of the consideration applicable only to the Convertible Securities so converted or exchanged, and no shares issuable upon the conversion or exchange of such Convertible Securities which were not actually so issued shall thereafter be deemed to be outstanding and the consideration applicable thereto shall not thereafter be deemed to have been received. No adjustment of the Purchase Price shall be made pursuant to the provisions of this Section 10(b)(iv) upon any issue or sale of Convertible Securities if such issue or sale has been made upon the exercise of any rights to subscribe for or to purchase, or any options to purchase, any such Convertible Securities for which an adjustment of the Purchase Price has been made pursuant to Section 10(b)(iii) hereof.

                             (v) If the amount of  consideration  payable to the
Company upon the exercise of any right or option to which Section 10(b)(iii) hereof is applicable or upon the conversion or exchange of any Convertible Securities referred to in Sections 10(b)(iii) or 10(b)(iv) hereof shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, forthwith upon each such change becoming effective, all such rights or options or all such rights of conversion or exchange not theretofore exercised shall be deemed to have expired or terminated, as the case may be, and the Purchase Price shall forthwith be adjusted in accordance with the proviso contained in Section 10(b)(iii) or Section 10(b)(iv) hereof, as the case may be, and further adjusted as though such rights or options or Convertible Securities deemed expired or terminated were newly issued and convertible or exercisable upon the payment of such changed consideration.

                             (vi) If the  consideration  payable to the  Company
upon the exercise of any right or option to which Section 10(b)(iii) hereof is applicable or upon the conversion or exchange of any Convertible Securities referred to in Section 10(b)(iii) or 10(b)(iv) hereof shall decrease at any time under or by reason of provisions with respect thereto designed to protect the Holders thereof against



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dilution, the Purchase Price which would apply if purchase rights hereunder were being exercised immediately after such event shall forthwith be decreased to the Purchase Price that would have obtained had the adjustments made upon the issuance of such right, option or Convertible Securities been made upon the basis of 1) the issuance of (and the total consideration received for) the shares of Common Stock theretofore delivered upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities, and
2) the issuance of (and the total minimum  consideration  thereafter  receivable for) the maximum number of shares of Common Stock thereafter deliverable upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities.

                             (vii) In case any  dividends  on any class of stock
(other than Common Stock) of the Company, payable in Common Stock or Convertible Securities, shall be declared or paid by the Company, the Common Stock, or such Convertible Securities, as the case may be, so issued, shall be deemed to have been issued without consideration.

                             (viii)  In case  any  shares  of  Common  Stock  or
Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received by the Company therefor shall be deemed to be the amount received by the Company therefor, before deducting therefrom all underwriting commissions, discounts or concessions and all finder's fees paid or allowed by the Company in connection therewith.

                             (ix)  In  case  any  shares  of  Common   Stock  or
Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, then, in any such event, the amount of the consideration (other than cash) received by the Company shall be deemed to be the fair value of such consideration, as determined in good faith by the Board of Directors of the Company, before deducting all underwriting commissions, discounts or concessions and all finder's fees paid or allowed by the Company in connection therewith.

                             (x) In case the Company  shall take a record of the
Holders of its Common Stock for the purpose of entitling them 1) to receive a dividend or other distribution payable in Common Stock or in Convertible
Securities, or 2) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the issue of such right to subscription or purchase, as the case may be.



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                      (c) If (and on each occasion that) the Company  shall,  at any time during the Exercise Period, (i) issue any shares of Common Stock as a dividend upon Common Stock, or (ii) issue any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or
otherwise,   or  (iii)   combine   outstanding   shares  of   Common   Stock  by
reclassification or otherwise, the then current Purchase Price shall be adjusted to a price determined by dividing 1) the number of shares of Common Stock outstanding immediately prior to such dividend, subdivision or combination, multiplied by the then current Purchase Price, by 2) the total number of shares of Common Stock outstanding immediately after such issue, and the resulting quotient shall be the adjusted Purchase Price per share.

                      (d) In case the Company shall, at any time during the Exercise Period, declare a dividend or make a distribution upon the Common Stock payable otherwise than out of earnings or earned surplus and otherwise than in Common Stock or Convertible Securities, then thereafter the Holder hereof, upon the exercise of any of the rights represented by this Option, will be entitled to receive the number of Option Shares being purchased upon such exercise and, in addition and without further payment, the cash, stock or other securities and other property which the Holder hereof would have received by way of dividends and distributions (otherwise than out of such earnings or surplus or in Common Stock or Convertible Securities) if such Holder (i) had exercised this Option immediately prior to the declaration of such dividend or the making of such distribution so as to be entitled thereto, and (ii) had retained all dividends in stock or securities payable in respect of such Common Stock or in respect of any stock or securities paid as dividends and distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing, a dividend other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend, as determined in good faith by the Board of Directors of the Company.

               11. Adjustment of Number of Shares Purchasable Hereunder. Upon each adjustment of the Purchase Price pursuant to Section 10 hereof (in this Section 11 called the Latest Purchase Price Adjustment) the Holder of this Option shall thereafter (until another such adjustment) be entitled to purchase, at the adjusted Purchase Price per share resulting from such Latest Purchase Price Adjustment, the number of shares of Common Stock (calculated to the nearest whole share), obtained by (a) multiplying the number of shares purchasable hereunder (as adjusted from time to time as a result of all adjustments to the Purchase Price made prior to such Latest Purchase Price Adjustment) by the Purchase Price in effect immediately prior to such Latest Purchase Price Adjustment, and (b) dividing the product so obtained by the adjusted Purchase Price resulting from such Latest Purchase Price Adjustment.



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               12. Notice of Adjustment of Purchase  Price.  Upon any adjustment of the Purchase Price and/or an increase or decrease in the number of Option Shares purchasable upon the exercise of this Option, then, and in each such case, the Company, within thirty (30) days thereafter, shall give notice thereof in writing in accordance with Section 14 hereof to the Holder of this Option stating the adjusted Purchase Price and the increased or decreased number of shares of Common Stock issuable upon the exercise of this Option and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               13. Effect of Reorganization, Reclassification, Consolidation, Merger, etc. If, at any time during the Exercise Period, there should be any capital reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of shares provided for in Section 10(d) hereof) or any consolidation or merger of the Company with another corporation or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, the Holder of this Option shall thereafter, upon exercise of this Option, be entitled to receive the number of shares of Common Stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Option Shares (and any other securities and property) of the Company, deliverable upon the exercise of this Option, would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale or other transfer if this Option had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or other transfer; and, in any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Option to the end that the provisions set forth herein (including those relating to adjustments of the Purchase Price and the number of shares issuable upon the exercise of this Option) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise hereof as if this Option had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale or other transfer and the Holder hereof had carried out the terms of the exchange as provided for by such capital reorganization, reclassification of capital stock, consolidation or merger.


             The Company shall not effect any such capital reorganization, consolidation or merger unless, upon or prior to the consummation thereof, the successor corporation shall assume by written instrument, deemed by the Board of Directors of the Company to be satisfactory in form and substance, the obligation to deliver to the Holder hereof such shares of stock, securities, cash or property as such Holder shall be entitled to purchase in accordance with the foregoing provisions.



                                       12

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               14. Notices.  All communications and notices hereunder must be in writing, either delivered in hand or by next day overnight delivery, or sent by first-class mail, postage prepaid, or sent by telecopier, and, if to the Company, shall be addressed to it at 6660 Reseda Boulevard, Reseda, California 91335, or at such other address as the Company may hereafter designate in writing by notice to the Holder of this Option, and, if to such Holder, addressed to such Holder at the address of such Holder as shown on the books of the Company.

               15. Sundays, Holidays, etc. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or a Sunday or shall be a legal holiday or a day on which banking institutions in the City of New York, New York are authorized or required by law to remain closed, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday, a Sunday or a legal holiday and not a day on which banking institutions in the City of New York, New York are authorized or required by law to remain closed.

               16. Type of Option; Laws Applicable to Construction. This Option is not to be treated as an incentive stock option under the Internal Revenue Code of 1986, as amended. This agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to its choice of law principles.

               IN WITNESS WHEREOF, the Company has granted this Option duly executed by its officers thereunto duly authorized on the date specified above.


                                            PIONEER COMMERCIAL FUNDING CORP.



                                            By:
                                               _________________________________
                                                  Arthur H. Goldberg, Chairman
                                                       and Chief Executive


ATTEST:




____________________________________






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                                    EXHIBIT A


Pioneer Commercial Funding Corp.
6660 Reseda Boulevard
Reseda, California  91335

Attention:  Secretary


Gentlemen:


               Pursuant to the terms of an Option dated ____________ __, 1996 (the "Option"), the undersigned hereby elects to exercise such Option to the extent of purchasing _________ shares at $_____ per share for an aggregate purchase price of $___________.

               Enclosed is payment of the purchase price by certified or bank check in the aggregate amount of the exercise price, payable to Pioneer Commercial Funding Corp.

               Please have the certificate representing said shares registered and forwarded to the undersigned, as follows:

               Name ____________________________________________________________

               Street Address___________________________________________________

               City__________________________ State___________ Zip Code_________



                                            Very truly yours,

                                            Holder:____________________________


                                            By:________________________________
                                                         (Signature)

                                            Name:______________________________

                                            Title:_____________________________

                                                  _____________________________

DATE:_______________________________




                                       14

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                                          EXHIBIT B



               FOR VALUE RECEIVED,_______________________________________hereby sells, assigns and transfers unto

Name ____________________________________________________________
              (Please typewrite or print in block letters)

Address  __________________________________________________________


Social Security or Employer Identification No. ____________


the right to purchase Common Stock represented by this Option to the extent of ___________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


                                            Holder: ____________________________



                                            By: ________________________________
                                                          (Signature)

                                            Name: ______________________________

                                            Title:______________________________

DATE: ____________________________

Signature Guaranteed


__________________________________






                                       15


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